EXHIBIT 99.1
FINANCIAL COMMUNITY PRESENTATION

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS
--------------------------------------------------
THESE PRESENTATIONS CONTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT
TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "OPTIMISTIC", "INTEND", "AIM", "WILL", "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: Fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high-yield sector and other investment areas, which could result in further losses in AEFA's investment portfolio; the ability of AEFA to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to roll out new and attractive products to clients in a timely manner and to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's businesses; the success, timeliness and financial impact, including costs, cost savings and other benefits of reengineering initiatives being implemented or considered by the company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing, relocating certain functions to lower cost overseas locations, moving internal and external functions to the Internet to save costs, the scale-back of corporate lending in certain regions, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; the impact of and uncertainty created by the September 11th terrorist attacks; the company's ability to recover under its insurance policies for losses resulting from the September 11th terrorist attacks; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services business; the ability to execute the company's global corporate services strategy, including greater penetration of middle market companies, increasing capture of non-T&E spending through greater use of the company's purchasing card and other means, and further globalizing business capabilities; successfully expanding the company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the United States and abroad; effectively leveraging the company's assets, such as its brand, customers and international presence in the Internet environment; investing in and competing at the leading edge of technology across all businesses; higher borrowing costs due to potential negative changes in the company's and its subsidiaries' credit ratings; increasing competition in all of the company's major businesses; fluctuations in interest rates, which impact the company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the company's card products and returns on the company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the company's 10-K Annual Report for the fiscal year ending December 31, 2000 and its other reports filed with the Securities and Exchange Commission.


Financial Community Presentation
February 6, 2002

Kenneth I. Chenault's presentation
----------------------------------

Thank you, Ron.

Good afternoon, and thank you all for joining us.
Today's setting is a little less "intimate" than we are used to, but I am sure we will be able to manage.

Given that we will be returning to our headquarters this spring, we expect to have our August meeting back on familiar ground.

Here is today's agenda:

I'll begin by briefly taking you through our 2001 financial results.

In addition:
        o I'll cover the progress we made during the year in improving the position of the company,
        o and will also give you my perspective on our potential over the moderate to long-term.

Ed Gilligan, President of Global Corporate Services, will make today's business presentation.

Ed will review our commercial card and corporate travel businesses, including:
        o the actions we have taken to improve the economics of these businesses,

        o and the growth opportunities that exist for corporate card and travel, both in the U.S. and in major markets around the world.

Finally, as always, the last hour or so will be available for you to ask any questions you may have of me or other members of our management team.

                               * * * * * * * * *

In terms of our reported financial results, 2001 was clearly a disappointment.

We had to deal with a number of external factors, including:

        o a recessionary economy,

        o a decline in the equity markets,

        o the tragic attacks of September 11th,

        o and a sharp reduction in travel.

In addition, we recognized losses on our high yield investments at AEFA, which were a higher proportion of our portfolio than the industry norm, and which saw historic default levels in 2001.

As a result of both the environment and a number of specific business actions we implemented last year, our reported results fell far short of our long-term objectives.

        o Our earnings per share of $0.98 declined by (53%) vs. full year 2000;

        o  Return on equity was 11%;

        o  While revenues declined by (3%).

While our absolute performance was disappointing, our relative performance showed that we are still in a solid competitive position.

For the full year 2001, we outperformed most of our peers in terms of card billings growth.

Against Citi, which is really our only global card competitor, our global billings were slightly up, while theirs were slightly down.

Looking at other peers, which compete primarily in the U.S. consumer arena -
        o Our U.S. consumer billings were up 6% for the year.

    This was against:
        o Bank One, down 1%;

        o Discover up 4%;

        o And MBNA up 13%.

Looking at relative growth in lending balances:

        o  We were up 13%;

        o  JPMorgan Chase up 12%;

        o  MBNA up 10%;

        o  Citi up 6%;

        o  Discover up 5%;

        o  Bank One up 2%;

        o And at the far end of the competitive group, Cap One was up by 53%.

In terms of credit quality, our performance continued to be within the competitive range.

I believe credit was a strong area for us in 2001.

As all of you know, over the last 2 to 3 years we put on a substantial number of new cards -
        o we launched Costco and Blue from American Express in the U.S.,
        o and saw double digit card growth internationally.

Based on historical patterns, credit losses from new cardmembers peak during their first 18 to 36 months of tenure.

2001 was therefore part of this maturation period for a large number of cardmembers.

Given this factor, plus the overall weakness of the economy, we have still maintained very good credit trends.

While there is no real competitive benchmark for charge card loss rates, our results are still strong against historical trends.

While loss rates deteriorated by 6 basis points in 2001, the current rate of 42 basis points is materially below the levels seen only a few years ago, and is well below rates from the early 1990's.

In financial services, as you know, it was a disappointing year for Financial Advisors, as it was for the industry.

At AEFA in 2001 we incurred losses and recognized restructuring charges, as did a number of other financial companies.

But when you go through all of the ins and outs across the industry, I believe our performance, although clearly disappointing, still stacked up well against our peers.

2001 was a year of restructuring and initial rebuilding for AEFA.

As we told you last August, our key goal has been to "Fix the Core" of this business, including:

        o our advisor platforms,
        o asset management capabilities
        o and investment performance.
        o In terms of our advisor platforms, we streamlined our field organization from 44 to 32 markets, eliminating overhead and better aligning resources.
        o As part of our platform restructuring and in light of market conditions, we reduced our P1 employee advisors by 20%.

     At the same time we tightened our hiring criteria so that we more effectively select those applicants with the highest chances of success.

We currently have over 700 candidates in our pre-appointment pipeline.

        o We launched 15 new products last year versus a stated goal of 12, including 6 new sub-advised funds, which have gotten off to a very good start.

        o We have increased and are continuing to strengthen the depth of our investment talent, including the hiring of a new Chief Investment Officer in August.

     And as many of you saw, yesterday we announced that several 4 and 5 star managers would be joining us later this month. While I clearly recognize it is long-term investment performance that counts, for the 4th quarter:

        - we had 25% of our equity funds and over 50% of our bond funds in the top quartile of Lipper categories,

        - vs. 7% of equity funds and 0 bond funds in those categories as of YTD September.

     While I am certainly not going to declare victory after only a single quarter, I am nonetheless encouraged with this beginning.

Before I move off of the company's results for 2001, I thought it would be helpful to directly address two issues that I know will come up at our Q&A session - Enron and Argentina.

First, in terms of the financial impact of Enron's bankruptcy, back in early December we filed an 8-K indicating that we preliminarily believed the impact from Enron would not be material.

Having now completed our review, this statement is still true.

Second, we have also reviewed our business and accounting practices in light of Enron's recent issues.

Based on this review, we can see no parallels between our businesses and what we understand the practices were at Enron.

Here are a few specifics.

We do have off balance sheet transactions, as do most financial services companies.

By far the largest of these relate to the special purpose entities used to securitize our U.S. credit card receivables.

Such publicly offered transactions are common in the credit card business, and our securities are representative of standard industry practices.

These transactions are reported in our public disclosures, and their impact is transparent as we report our financials on both a GAAP and a "Managed" basis.

In terms of derivatives, we do use them in segments of the company, essentially as a hedge against our natural business exposures.

The instruments we use are not leveraged or highly complex.

In all cases their use is tightly controlled under procedures established by the Audit Committee of our Board, who also review usage on a periodic basis.

Related to employee conflict of interest, I can assure you that our Board of Directors has not granted an exception to our policies for any member of senior management to engage in transactions with the company.

While all of the facts on Enron have yet to come out, it is clear to me that our businesses and policies are not in any way similar to the practices being questioned at Enron.

With regards to Argentina, obviously the situation there continues to be fluid, but we do not expect any material financial impact from this situation either.

Our Argentine card business is a small part of our global card operation.

In light of the negative effect of the weakening economy, billing and lending volumes have already been weak and we would expect continued weakness.

Credit costs are also likely to continue to rise.

At American Express Bank, our total exposures are limited and are appropriately reserved.

                              * * * * * * * * * *

2001 was clearly a year unlike any other.

We were tested in any number of ways.

But in responding to the many issues we faced, we also made significant progress in strengthening the company's position for the moderate to long-term.

We have been improving our business models for several years as part of our overall corporate strategy.

But the events and conditions of 2001 focused and accelerated our efforts further.

As a result of the actions we have taken, I believe we are now in a stronger position than we have been over the last several years.

I believe that going forward we will be able to get back on track in achieving our long-term corporate financial targets.

Part of what I want to accomplish today is to explain why I have confidence in our ability to achieve our corporate targets over the moderate to long-term.

Given the hits we took last year, some of you may question our ability to deliver growth over the moderate to long-term.

Some people are asking:

        o Have our business models been substantially weakened?

        o Is our franchise strong enough to get back to our stated earnings growth target?

What I want to emphasize to you today is that, while 2001 was difficult, our company is well positioned for success:

        o Our business models have been strengthened.
        o We have lowered our risk profile.
        o Our opportunities for growth are substantial.
        o And our management is focused.

In fact, I firmly believe that, rather than being weakened by the events and environment of 2001, we are today a far more focused company - one that is well positioned to deliver against our long-term targets and deliver shareholder value, even in periods of generally slower economic growth.
Let me take you through the improvements we have made to our company position.

First, we have significantly strengthened our business models over the last few years, and substantially accelerated those efforts during 2001. The actions we took to improve margins were not done to "fix" weaknesses, but to improve the flexibility of our economics so that we are less dependent on a robust environment to deliver earnings.

Let me take you through some of the actions we implemented over the last few years to strengthen the performance of our businesses.

One important action was expanding the diversity of our card spending base.

Our billings base in 1990 was 65% travel and entertainment spending and 35% retail and other.

Today that proportion is essentially reversed.

By repositioning our cards for "everyday" use, we have moved away from the perception and the reality of being just a T&E product.

We have done this through the launch of products that are specifically positioned as non-T&E, such as our corporate purchase card, but mostly by expanding our merchant base.

We lifted our overall spend coverage in the U.S. to 96% as we focused on signings in key merchant categories such as:
        o supermarkets,
        o retail
        o and, more recently, telecommunications and mass marketers.

From 1995 to 2001 (third quarter), our coverage went from 28% to 93% in supermarkets, 86% to 97% in retail, 93% to 99% in oil, and 98% to 99% in T&E.

This has increased our average cardmember spend and served to move us up to what we call the "top of wallet" position in the minds and spending of customers.

So while travel and entertainment remains a key component of our base, we are far less dependent than we once were on this specific area of spend.

In addition to diversifying our base of spending we also diversified our product portfolio.

In 1995 only 4% of our billings were on our lending products.

The proportion today is up to 19%.
This change in product mix has shifted our overall revenue base as well, and made it less volatile.

As revenues from our charge products are derived from current spending, they are therefore more sensitive to short-term economic conditions.

Lending products, however, "build" revenues over time as customers revolve, and represent a less volatile source of revenues.

The diversity within our consumer card business is also enhanced by the breadth of the lending products we offer. In 2001 our consumer lending portfolio mix was 21% Lending on the Charge, 14% Delta, 11% Platinum/Gold Optima, 16% Blue, 14% International, 9% Classic Optima and 16% Other.

Within our portfolio we have credit products that:

        o  are both linked to charge accounts and stand alone,

        o  are both rewards based and straight revolve,

        o  and are offered in the U.S. and in 19 international markets.

As a result, we have further stabilized our sources of spend and revenue.

Reengineering has also served to strengthen our business models - particularly with the accelerated actions we implemented last year.

In 2001 we realized over $1 billion in savings, some of which fell to the bottom line and some of which was reinvested into growth areas across the company.

The actions we have already implemented, along with our planned reengineering initiatives in 2002, are expected to deliver at least that same level of savings this calendar year.

We have been successful at reengineering for many years, and we recognize that it cannot just be about cost cutting.

While some portion of our savings do come from operating expense reduction, our overall purpose in reengineering is to bring about sustainable increases in our margins.

We made good improvement in growing our operating margins over the last two years.

But, as I said, this is only part of the reengineering story.

Our reengineering initiatives don't just address operating expenses.

They cover a range of P&L lines - revenues, provision, interest, advertising.

In fact, in some cases, we actually have to increase operating expenses through investments in order to achieve savings in provision, or to enhance revenues.

Let me give you examples of some of the initiatives we benefited from last year.

Let me start on the revenue side of our P&L.

Within U.S. Consumer Card, we have had great success over the last several years with an initiative called Customer Focused Sales.

In this program, we use inbound calls from customers as opportunities to offer additional products, such as Membership Rewards, supplemental cards, and the like - all of which generate additional discount, fee, and interest revenue for us. While results from this initiative have been excellent, last year we reengineered the process to increase the productivity of our customer reps.

Through additional employee training, systems improvements to more effectively highlight products appropriate to each customer, and an increase in the products and services available for cross sell, we increased employee productivity by 23%. This translated into an overall sales increase from this channel of more than 60% in 2001.

We had examples of operating expense improvement as well.

As part of AEFA's rebuilding efforts in 2001, they focused extensively on reengineering, delivering over $240 million of savings, well in excess of their initial targets.

By the end of this year, as a result of these initiatives, AEFA will have reduced their workforce by over 20% from the beginning of 2001.

Almost every function or department at Financial Advisors was involved in reengineering, in both the field and at our Home Office in Minneapolis as we looked to centralize processes and better align resources.

Here is one example.

Given the potential volatility of brokerage volumes during any given year, at Financial Advisors we implemented an initiative to better align our client service and clearing operations resources.

This reengineering project reduced service and operations staff by 40% and decreased certain of our unit transaction costs by up to 32%, while continuing to meet customer demand. This second example of operating expense savings is also significant.

Given the compelling economics of online servicing across all of our businesses, several initiatives last year focused on shifting customer transactions to the internet.

Within our U.S. card businesses we have now established a virtual service center, which allows over 78% of our customer transactions - from payments to disputes - to be web-enabled.

Over 5.5 million U.S. cardmembers have enrolled in the program, generating over 83 million logins during last year.

Our reengineering initiatives in this area have resulted in unit cost reductions of up to 60% for certain service transactions.

Our credit and fraud provision expense has benefited from reengineering as well.

In the fraud area we have made a number of changes to our card products that have generated substantial improvements.

I can't be specific on the details, as I don't want to disclose our processes to the bad guys.

But as a result of our reengineering changes we have lowered our fraud rates at certain merchants by up to 96%.

The improvements have also resulted in a decrease of dispute rates by up to 50%.

The bottom line benefit of these changes - in addition to other factors - can be seen in our fraud provision, which declined by over 25% in 2001.

                                * * * * * * * *

It is important to recognize that the margin improvements we made over the last two years were not just about cost cutting.

While there has been some of that, to be sure, we focused our reengineering efforts on bringing about sustainable change.

o We have done this by investing in our infrastructure and developing common systems platforms that minimize the need for incremental costs as they are scaled up, such as Globestar - our international card platform.

o We have done this by revising our investment prioritization process and accountability so that, for every investment dollar spent, we are better able to maximize returns.

o We have done this by making real, permanent shifts to the internet for everything from card payments and applications, to dispute resolution, to employee and advisor processes.

We delivered strong results in reengineering last year.

By making these improvements to our models we improved our ability to deliver earnings growth, even if there is slower growth in revenues.

To give you a sense of the magnitude of this improvement, here is a look at our financial performance over the last 3 years.

By applying our adjusted 2001 operating margin back to 1998, 1999 and 2000, and holding our reported EPS growth constant, you can see the level of revenue growth we would have needed to deliver our reported earnings growth.

In all cases the theoretical growth rate is lower than our reported numbers, thereby showing the improved efficiency of our business models.

In addition to the impact on our margins, an equally important benefit of reengineering has been the funding it provides for our growth initiatives.

As we've reengineered at various times over the last 10 years it has been our general practice to not just take reengineering benefits to our bottom line, but to invest them back into our businesses.

By reinvesting a portion of our savings into card acquisition, our sales forces, and enhanced product value, we're establishing a solid platform for revenue growth in both the short and long-term.

Our business model has also been strengthened by the focus we have placed on Membership Rewards.

We have worked on what we call "MR" in two ways:
o increasing the number of cardmembers enrolled in the program,
o and reducing the cost of MR benefits.

The economic benefits of an MR cardmember are significant.

Higher levels of spending (5 to 1 on an indexed basis), and lower levels of attrition (1 to 4 on an indexed basis) and credit losses (2 to 5 on an indexed basis), result in a much more profitable card relationship.

While certain segments of our card base are well penetrated, on a global basis only 60% of our eligible spending is part of the program, leaving us with a significant opportunity to grow our MR base and our profitability.

In addition, over time we have improved our MR economics by diversifying the program.

This has the dual benefit of lowering our cost while providing customers with more choice.

We expanded the range of our redemption partners, including many well known retailers and service providers.

As a result of providing more choice, we reduced the level of higher cost airline rewards, which has provided a significant benefit in our overall redemption costs.

In expanding choice for our customers, we have implemented a number of initiatives that allow cardmembers to use their points in different ways.

They can redeem for products on our ShopAmex online shopping site or through our MR merchandise catalogs, or redeem for "experiences" such as the U.S. Open tennis finals.

On the servicing end we have also improved our MR cost infrastructure by focusing on online redemption.

To date over 7 billion points have been redeemed online.

As the unit cost of redeeming online is only 5% of our offline cost, we have been able to substantially reduce our servicing expenses.

Membership Rewards is an important differentiating factor for our franchise and provides excellent cardmember economics.

Our efforts to further penetrate our base, while continuing to improve the profitability of the program, offer substantial opportunity for both our top line and bottom line.

The fifth area where we have strengthened our business model has been in Corporate Services.

Ed Gilligan and his management team have brought about a transformation in this business, shifting our revenue sources while migrating our expense base to more cost effective service delivery.

Ed will go over these improvements as part of his presentation, so I will leave the details to him.

In addition to strengthening our business model, we also improved our long-term position by reducing the risk profile of the company.

First and foremost, we have reduced our risk at American Express Financial Advisors.

First, we reduced the absolute level of our high yield holdings.

The percentage of owned investments in high yield instruments has fallen to 4%, down from 11% at the end of last March. At December 31, 2001, we also had 78% of individual investment grade bonds, 4% of investment grade structural securities, 12% of commercial mortgage loans and 2% of limited partnerships.

While we plan on increasing this percentage to a level closer to industry norms - which is approximately 7% - we are being very deliberate in our actions.

In addition, based on their agency ratings, the high yield holdings that we do retain are of better quality than in the past. This has been achieved through the sale of lower quality bonds and the purchase of stronger rated debt.

As a result of both of these actions, the overall risk within our investment portfolio has been substantially improved vs. where it was a year ago.

American Express Bank is another unit where we focused on reducing our risk levels - specifically by lowering the levels of our corporate lending portfolio.

Since 1997, our total lending portfolio has been reduced from $6.3 billion to $5.3 billion.

In addition to just lowering our absolute levels of lending, we have materially shifted the mix of our lending from corporate and commercial to consumer.

Corporate lending has declined from over $3 billion to less than $1 billion, while consumer loans increased from 22% of our portfolio in 1997 to 60% as of the end of 2001.

While shifting our sources of lending, we have also managed to control our overall level of risk.

Despite economic slowdowns around the globe, non-performing loans have been well controlled, while reserve coverage ratios have improved.

The final area of material risk for the company is card credit.

As I said earlier, I believe we have done a good job of managing our card losses given the environment.

Our infrastructure, people, customer-oriented approach and tools have been continually enhanced over time, and are serving us well.

Within our U.S. charge and lending portfolios, our coverage ratios have been maintained at the higher end of our reserving range.

Reserve coverage of past due balances is in excess of 100%, and coverage of total receivables and loans has generally increased in recent quarters.

Our conservative practices of not re-aging balances nor delaying recognition of losses in cases of bankruptcy are inherent in this ratio.

Given the importance of credit to our overall results, we intend to maintain reserve levels that are consistent with our cautious outlook for the economy.

In addition to the specific changes to our risk profile, we further focused our risk approach in 2001.

While we have always had strong risk management capabilities in our individual business units, we put particular focus in the last year on better coordinating those activities across the entire company.

This ensures that the risks we take are appropriate not only for individual businesses, but for the company as a whole.

The third area where we have improved our long-term positioning is with our growth opportunities.

As a result of the slowing economy last year, we, like many other companies, had to reprioritize our investment spending. This process involved making difficult tradeoffs, but it focused both our thinking and our tactics as we worked to allocate more limited resources.

The outcome of this has been to clarify our areas of opportunity, focusing on investments in our core businesses that have the greatest levels of return, and the greatest chances of success.

As we focus our resources going forward, there are 3 business areas that we believe can provide sustainable growth for us over the short, moderate and long-term.

In the consumer, small business and corporate areas, we intend to invest significant resources in international markets over time.

When it comes to plastic usage, many countries have much lower penetration rates than in the U.S., offering us significant market opportunity.

At the same time, our percentage of spend and lending balances in many of those markets is small, providing our products with significant upside for growth.

Across international, we have been able to translate these business opportunities into bottom line performance. Given the profitability of these cardmembers and prospects in many of our markets, we have seen excellent earnings growth in our international card businesses over the last few years.

Opportunities outside of the U.S. look to be substantial over the foreseeable future. With the assets we bring to the table - our product portfolio, our global infrastructure and our premium brand - I believe we have an advantage over both global and local competitors when it comes to profitable growth potential.

While the U.S. is a more mature payments market, there is still significant opportunity for plastic penetration in a number of key segments.

While plastic penetration is higher in the U.S. than in international markets, cash and checks still dominate many areas of spend, leaving substantial room for growth across our range of products.

The attributes of our customer base provide an economic advantage over many of our competitors.

The average spending for our U.S. cardmember base is 4 times greater than the Visa and Mastercard average. In prioritizing our growth opportunities within the U.S., our focus will be on businesses that provide the greatest profit and growth potential.

For example, within U.S. consumer card, we will look for further growth in our strategic partnership products - our Delta SkyMiles cards and our Costco co-brands. These partnerships have been very successful and have added millions of highly profitable cardmembers over the last few years.

But our overall penetration levels are still relatively low, and still offer substantial upside.

Given the higher spend levels of these customers, and the relatively lower cost of acquisition, our Delta and Costco products provide an opportunity for growth in both revenues and profits.

Small business is also a key growth area for us.

For a long time, we have been a leader in serving the payment needs of small businesses in the U.S.

But competitors have been very active in both the payment and lending arenas, and have gained share over the past several years. However, we are committed to remaining the leader in serving the needs of this important customer segment.

To that end, we recently strengthened and repositioned our small business value proposition under the name of "OPEN - Small Business Network".

The objective of OPEN is to provide value added solutions to small business owners through leading products and an outstanding service experience.

  o In enhancing our products, we have focused on providing greater payment flexibility for both our charge and lending offerings.

  o We have also added a number of new partners to OPEN, which brings value beyond our core products.

        - Our Everday Savings program has been expanded with the addition of Dell, and we have expanded our existing relationships with suppliers such as Hilton, ExxonMobil, and Fedex.

        - Name brand business partners such as Dun & Bradstreet, Paytrust and CitySearch have also been added to provide their core capabilities to our customers.

Our value proposition for small businesses is a strong one, and we are investing to reinforce this value with both cardmembers and prospects.

Within payments, the other areas of focus for us are in the middle market and large corporate businesses.

We are already strongly positioned in both of these areas, but the opportunities to profitably capitalize on our scale and capabilities remain substantial.

Ed will discuss these markets and opportunities in his presentation, so I am not going to spend time on them here.

The next area of opportunity is Financial Services.

At our last meeting in August, Jim Cracchiolo went into detail on our growth opportunities in retail financial services.

Instead of repeating the strategy and rationale behind these initiatives I thought a better use of time would be to update you on the progress we've made against a number of these initiatives.

We highlighted three growth areas in August:

  o  Our integrated relationship account;

  o  Platinum Financial Services;

  o  And cross sell of financial services into the U.S. card base.

While our financial planning model allows us to effectively gather clients' investment assets, we have not had the full capabilities to gather a larger share of their assets, including meeting their cash needs.

First, we needed to expand our cash products to include FDIC insured cash accounts with competitive payment capabilities. Second, AEFA's consolidated statement capabilities and service infrastructure had to be extended to also integrate our brokerage and banking products.

Over the last several months we completed our initial infrastructure on an integrated relationship account, which includes cash products and consolidated account reporting.

We expect to launch this core product - which will have parity with competitive products - in the 2nd quarter.

We will launch further enhancements to both customer and advisor features during 2002, and expect to surpass a number of competitive products by year end.

A second growth area for us is Platinum Financial Services, a value proposition directed at affluent households.

As these households control approximately 75% of all investable assets, this segment offers substantial opportunity.

Now, our best advisors have successfully served this segment for many years.

So our goal with Platinum was to develop a compelling customer value proposition, and then replicate the sales and advice practices of our best advisors to our broader field force.

We began the test of Platinum Financial Services back in June of last year. Advisors in the pilot targeted our new value proposition to appropriate clients from their existing base.

On average, clients enrolling in the program invested $250,000 in new money with their advisor.

Based on this success we will begin a national rollout, and expect to have over 900 advisors selling this service by the end of the year.

The final area of opportunity we discussed was the cross sell of financial services into our card base.

We have made good progress using our card base for client acquisition at AEFA over the last few years.

For example in 2001, one third of new AEFA clients came from the card base - consistent with our performance over the last several years.

There remains, however, significant untapped potential.

The economics behind financial services cross sell in the U.S. are significant and easily understood, and you have all seen this data before.

Acquiring financial services clients from our cardmember base, and then "moving them up the line" to a full advisor relationship increases their profitability to the company by a factor of 35.

Given this level of profitability and our base of U.S. cardmembers, we don't need huge penetration rates of 20%, 30% or 40% to substantially impact earnings. By appropriately segmenting our U.S. card base and targeting our offers, we could substantially add to AEFA's bottom line with even a 5% to 10% penetration of our cardmembers.

During 2002 we will be increasing our investment in cross sell and implementing our plans.

As I said earlier, the economics of cross sell are compelling.

I believe we have the skills, assets and the focus to capitalize on this opportunity.
                              * * * * * * * * * *

Each of these actions has improved our potential for delivering long-term shareholder value. But it is clear that the market plays a role in growth as well.

As we all know, the economic environment dramatically weakened over the last 12 months.

This has been a significant change from the recent past, when the economy has not just been benign, but has been a strong driver of growth and performance.

        o From 1980 to 2000 the S&P 500 saw a compound annual growth rate of 12%, with particularly robust growth from 1995 to 2000, when it grew by 16%.

        o From 1980 to 2000 our card billed business grew on average a very strong 14%.

The economy has been very robust and, over time, our business models, like those of many companies, "adapted" to work in this environment.

But I believe we can no longer expect and take for granted such extended periods of economic expansion.

Companies must re-create or re-align their business models to generate attractive financial returns under a scenario of slower growth.

And I believe we have.

In the years leading up to 2001, we delivered strong financial results - results that were generally at the high end of our targeted range.

How we generated our results during the late 90's changed over time.

  o During the early to mid 1990's expense management was key to our earnings growth.

    Our top line growth, however, was less robust and many people questioned whether we had the assets and capabilities to grow revenues.

  o By the late 90's we had changed that dynamic.

    The focus we placed on our core businesses had significantly increased the range of profitable growth opportunities we could choose from.

As a result we upped our investment spending and geared up our organization.

        -  We launched innovative products.

        -  We added business partners.

        -  We expanded our distribution channels.

We proved our ability to acquire and penetrate customers, and delivered double digit revenue growth.

But we recognized that we were operating in a robust economy, and that we couldn't rely on this type of environment forever.

Over the last few years we began to reengineer and strengthen our business models so that we would not be as dependent on market conditions to deliver our targeted earnings growth.

Our strategy - unfortunately - was clearly validated by the dramatic weakening of the economy in 2001.

As a result we took action to accelerate our efforts to increase the flexibility of our models - and we were successful.

Our economics are now more balanced, and our businesses are more adaptable to economic conditions.

As a result of our actions, we are now less dependent on revenue growth to deliver our targeted earnings growth.

The changes to our models mean that we don't need double digit revenue growth, and therefore a booming economy, to drive earnings.

Let me be clear - I'm not against double digit revenue growth.

It's a terrific thing.

And even in a weaker environment we were able to deliver this level of growth in certain parts of our business... for example, global consumer card and small business revenues last year were up by 13%.

I just don't want to have to rely on a 16% growth in the markets or 14% billings growth to make our EPS objectives. Now, with the actions we have taken, we don't expect our business models to require that level of volume growth.

Now I am not in the business of predicting the economy.

But we clearly face a tougher environment... and our businesses are not immune or countercyclical to those economic conditions.

Whereas in the past few years we exceeded our revenue target with 10% to 13% growth, over the next 18 to 24 months - I have to tell you - I would be very pleased if we achieved 8% growth given, or if we have, the slower economy.

While 8% has been our minimum objective with a strong economy, a more conservative outlook for the environment increases our degree of difficulty in achieving this level of growth.

I don't want to have to rely on an economic rebound to deliver earnings.

But that being said, should there be an upturn this year, we will be in a position to take full advantage of it.

Our company is focused on growth.

Even with a cautious outlook for the short term, we are spending on a range of business investments.

As you have already seen this year, we are launching products and implementing initiatives that will generate growth:

        o the launch of OPEN,
        o our partnership with AOL/Time Warner,
        o our product launches with CIBC in Canada.

We are not standing still even as we remain cautious about the environment. Our investment prioritization process, like our business model, is flexible.

Over and above our base level expenditures, we have additional growth opportunities, which have been fully scoped, analyzed and prioritized.

Should the economy improve beyond our expectations, we can, and will, pull the trigger on these initiatives.

                                * * * * * * * *

As I said, I am not in the business of predicting the economy, and I do remain cautious.

As I look out at 2002 here are the "signposts" I will be watching as I assess the performance of the company and make decisions to implement additional growth spending.

On a company wide basis:

        o Are we making progress in continuing to improve our operating margins?

        o Are we on the offensive in terms of growth, launching products and services, signing deals and partnerships, outperforming our competition?

At Financial Advisors:

        o Have we generated traction against our strategy as measured by, improvements in our metrics and earnings?

At TRS:

        o Depending on the level of improvement to the economy, is our billed business growing across each of our products and markets?

        o Is credit performing within our expectations, given the environment and the unemployment rate?

And while I believe in our ability to grow earnings in 2002, I recognize that the timing of issues in 2001, and the expected economic conditions in 2002, will make our quarterly growth rates uneven.

Given the relative strength that we had in the first half of 2001 of 2 key business drivers - cardmember spending and equity valuations - adjusted earnings growth rates in Quarter 1 and Quarter 2 this year will face difficult comparisons.

As I've said, our financial targets are explicitly stated as being on average and over time.

With a weaker economy, there will clearly be pressure on top line growth.

But, while we may not deliver double digit revenue growth in some years, I believe the improvements to our business model support our ability to achieve our targeted earnings growth over the next several years.

These actions also mean that, if the economy does rebound to the robust levels we have seen, we will be in an excellent position to perform very strongly.

Given that our business model improvements have better positioned us to deal with the ups and downs of the economy, I believe our long-term targets remain appropriate going forward... and that we are in a good position to deliver against them over the next few years.

                             * * * * * * * * * * *

We faced many challenges during 2001.

But despite the hits, and they were considerable, we dealt with the reality we were given and took the appropriate actions to better position the company for the long-term.

Relative to our competitors, I believe we are well positioned going forward:

        o We've substantially improved the flexibility of our business models;

        o We have substantially lowered the risk profile of the company; and

        o We have assets we can leverage to capitalize on the significant growth opportunities we have identified.

While the economic environment in 2002 is far from certain, I feel very good about the foundation we have laid for moderate to long-term growth.

                              * * * * * * * * * *

With that as context, I selected Global Corporate Services as our business presentation today for several reasons.

First, because they operated in an incredibly tough environment in 2001.

Out of all the businesses, Corporate Services was hit the hardest last year.

Externally, questions were raised as to their dependency on travel and entertainment spending and their ability to deliver growth going forward.

And I thought it was important to directly address those issues today.

The second reason I selected them is because they also represent a terrific example of the positive actions we took as a company during the past few years, and particularly this year.

        o Corporate Services has lowered the risk within their economics by shifting their revenue base;

        o They have improved their business models by making their expense base more efficient;

        o They have focused on the significant growth opportunities within their businesses.

        o And, while Corporate Services faced one of the most difficult years in their history, the flexibility of their models meant that their ability to deliver earnings was not impacted to the same degree as their revenue decline.

Corporate Services - and I want to make this clear - is a core component of the American Express Company.

As a stand alone business, it delivers solid earnings growth and returns, while also presenting significant growth potential.

In combination with our consumer business, Corporate Services reinforces our merchant value and strengthens our global franchise.

Ed Gilligan, President of Global Corporate Services, will now take you through the progress we have made in transforming this business.

Ed....

Edward P. Gilligan's presentation
----------------------------------
Thank you, Ken.

As many of you know, Global Corporate Services has been one of the strongest engines of growth for American Express.

But, 2001 was the toughest year we've ever experienced.

After two years of strong volume, we saw our corporate T&E billings and travel sales begin to slow down at the end of 2000.

It started in the U.S. and it quickly spread to most business markets around the world.

Weak corporate spending continued throughout the first half of the year, and all summer.

Then, the terrorist attacks in September brought business travel to a virtual halt, and severely impacted our card and travel volumes in the fourth quarter.

Yet, even with all this economic weakness and uncertainty, Global Corporate Services still had a solidly profitable year, although it was down substantially in comparison with 2000. And, in the toughest travel year imaginable, our travel business posted a small profit.

Today I'll discuss the major actions we've taken over the past several years that have transformed and strengthened the Global Corporate Services business model. We believe these actions made all the difference for us last year and give us a firm foundation for the future.

These actions touch virtually every part of our business. They include reducing the risk profile of our travel business; aggressive reengineering; moving much more of our servicing to the Internet; and focusing on our high margin growth opportunities.

As a result, we have a far more flexible business model. That means that even if economic weakness continues and our business travel volumes are 10-15 percent below last year's levels, we know we can achieve solid earnings growth this year.

We have also clarified our growth opportunities to identify those areas that should provide sustainable growth over the moderate to long term. As a result, we believe that when there is a slight to moderate economic recovery, we can once again be at the forefront of earnings growth for American Express.

I'll start with a brief overview of Global Corporate Services, both as a stand-alone business and as a major contributor to the American Express Company.

I'll touch on our products and services, as well as our core capabilities, including those that differentiate us from the competition. I'll give you a sense of the competitive landscape around the world and our industry position by business and geography.

Then I'll spend some time on 2001. The main focus here will be on the transforming strategies that helped make the best of a bad year and which position us for future growth.

Finally, I'll detail the major growth opportunities ahead.

Let me tell you what we do for a living. We help large and mid-sized companies around the world better manage the costs and processes associated with two expense categories: travel and entertainment and everyday business products and services.

In addition to helping large and midsized clients manage those expenses, we also deliver valuable service, security and convenience to their employees.

During tough economic times, when companies are increasingly focused on reducing costs and streamlining operations, our services become even more relevant.

We offer three primary products:

        o Corporate Card which is designed primarily for T&E spending;
        o Corporate Purchasing Card for everyday business expenses, such as office and computer supplies;
        o Corporate Travel, our business travel agency.

We also have an extensive range of critical support services that add significant value to our customers.

Global Corporate Services is a major contributor to the American Express Company, both as a stand-alone business and as a key support of the value proposition to American Express merchants.

In recent years we generated 20 to 25 percent of the Company's total Card billings. And, even in the challenging year of 2001 our Card business earned a Return on Equity that was slightly better than the average ROE for TRS overall.

And, as I mentioned before, our travel business was profitable last year.

We also play a key role for the Company overall by delivering high spending commercial card customers to the American Express merchant network.

Our average commercial cardmember spent 45 percent more than the company's average without us. In the weak year of 2001, our average cardmember still spent more than $10,000. And, this is one of the major reasons that the American Express average spend is so much higher than Visa's.

In addition, airlines, hotels, car rental firms and many restaurants know that the majority of corporate card members are required by their firms to use the card.

And while the average spend is high, within segments of our commercial card base, it does vary. Spending on corporate purchasing cards is the highest on average, and spending by middle market firm employees is next. These areas, plus international, also represent our highest growth potential.

Our corporate travel business also plays a key role in supporting merchants, particularly airlines. Airlines place a high value on our corporate travelers and for good reason. American Express corporate travelers spend almost twice as much on an airline ticket as the average passenger. This increases our importance to airlines and to hotels, supports our merchant network, and helps bolster our rewards programs.

Now, I'd like to touch on some of the key capabilities that help us meet and exceed the needs of our corporate customers.

Many of you probably carry a corporate card. (For any of you who don't, worry not. I'll be collecting your business cards later.) You may have used our travel service to book a business trip or the purchasing card to buy supplies. Your experience is a key element of what we provide, but it's only one part of the story.

The rest comes in the form of a wide range of services that stand behind these products and help our clients manage their costs at each step in the expense management value chain.

Clients especially value our ability to help them prepare to purchase, make and pay for their purchases and analyze their spending.

This "virtuous cycle" aligns the goals of our clients with our own. Our clients benefit from greater cost savings as they use our services, and we benefit through greater product sales.

Now, let me go into more detail on three key capabilities, so you can get a better sense of our value proposition for corporate clients.

"Knowledge is power," at least in the purchasing industry.

What we offer customers is the ability to tap that power by providing detailed global information on their purchases.

Armed with this information, companies can track their spending, benchmark their performance against aggregate data from other companies, negotiate better deals with suppliers, and improve employee compliance with company policies.

Often, we see huge opportunities for savings. A large firm might use hundreds of suppliers for a particular purchasing category, when moving that volume to several preferred providers would actually deliver more for less.

American Express information cuts through the clutter and provides a roadmap for a simpler, better way to manage expenses.

Information management takes a number of forms:

  o Unlike bankcard issuers, American Express benefits from a closed loop network that connects us directly to both buyer and supplier. This advantage allows us to deliver very important information to our customers. For example,

              The closed loop gives us much richer, more accurate spend information, which is vital for helping our customers negotiate the best deals.

              That's because the information can be aggregated into data repositories for sorting globally, by spending category, by supplier and more.

              And, because these data repositories contain detailed information from travel bookings and card billings, clients have a very comprehensive picture of their worldwide T&E and purchasing activity.

  o It may not sound exciting, but our ability to streamline the back-office part of a transaction goes over very well with CFOs. Through best-in-class reconciliation tools, we have the capability to download our information directly into a client's accounting system.

This leads me to the next key capability - service. In response to clients, we have deliberately taken an integrated "bricks and clicks" approach
-delivering service via the web when appropriate, but also having knowledgeable customer representatives and account managers who can respond well when human intervention is needed.

One example of this comes in our travel business. There we offer the convenience of online booking, as well as the peace of mind of having professional travel counselors ready to assist travelers around the world, 24 hours a day, 7 days a week.

In addition, the American Express Travel Network's 1700-plus offices provide a "home away from home" in 130 countries. This benefit has become more important as businesses globalize their operations and travel more internationally.

In the aftermath of September 11 we heard clearly and directly from our customers about the special value of our global presence and 24/7 service. They told us over and over about how our people worked tirelessly and resourcefully to help them get home.

We helped stranded travelers rent cars, charter buses and planes, find emergency lodging and get messages to friends and family.

We actually assisted more than 200,000 stranded travelers during that period and handled more than 50,000 emergency calls a day.

Here's a sample of letters from clients that appreciated the real live help of our dedicated travel people.

They came from CEOs, CFO's, travel managers, and road warriors around the world.

And, there are literally hundreds more letters like these.

Today, we're finding that companies are placing a higher priority than ever before on a travel agency's ability to provide emergency travel services, up to the minute information on where their traveling employees are, and a global network of offices.

In addition to our servicing capabilities, our strength also lies in the full suite of products and services we provide around the world. As a result, we can help solve our client's expense management issues, whether they're in Stockholm, Cincinnati or Hong Kong.

We have built relationships with about 70% of Fortune 500 companies, and these relationships have turned out to be a great opportunity for future growth. Over time we have also developed and refined our cross-selling capabilities. We know how to effectively leverage and grow customer relationships.

For example, if our Corporate Card program for a U.S. based firm is effective, we can expand that relationship to the firm's newly acquired subsidiary in Sydney. And, if we have a global corporate card relationship, we are well positioned to bid on their travel or their purchasing card business.

We continue to demonstrate our success in cross-selling card and travel to companies with operations in a number of countries:

        - Today, we have about 350 large multinational clients who use at least one of our products in ten or more countries.

        - And 92 percent of our top 50 accounts use two or more of our products.

        - And, 74 percent of our global travel sales are booked on our corporate card.

We continue to be successful by cross selling corporate card and travel. And we're leveraging this experience to cross sell the Corporate Purchasing Card. Today only 18% of our U.S. Large Market clients use our Corporate Purchasing Card. This represents a huge opportunity going forward.

Now let's look at the competitive landscape.

Over the last 10 years we've seen aggressive competition in both the commercial card and travel businesses.

No other major player both issues corporate cards and operates a corporate travel agency. And, very few offer global products.

We also do a lot more to solve expense management problems. Clients want a partner to help them control costs, rather than simply a billing system or travel reservation service.

Banks with commercial card products have made a run at certain customer segments. However, while they've posted some gains, their growth has not come at the expense of our Corporate Services business. That's because a large part of our growth has come from mid-sized firms, many of which have not had a corporate card program before. We've also expanded within existing clients by signing on new client divisions and adding volume in new merchant categories, such as telecom and business retail. Two other significant growth areas have been with companies adopting a purchasing card program and with all our card products outside the U.S.

And, while we have certainly lost a few card and travel accounts over the years, a large number do return to American Express. Most often, their decisions are based on our customer service and ability to help them analyze their information and improve processes globally to save money.

Despite aggressive competition, in the U.S. our billings are more than five times the size of our nearest corporate card competitor. In travel our airline sales are two and a half times the size of our nearest competitor. And, in the U.S. we're now the second largest corporate purchasing card issuer serving the private sector, based on billings.

It's also important to keep in mind that if today's weaker economic environment is tough for us, it is every bit as tough for our competitors, probably more so.

The bidding process for card and travel accounts is intense. I'll spare you the long version but will give you a 30-second snapshot of our value proposition. In closing the sale, I would emphasize:

  o Our full suite of products. Both card and travel are core businesses for us. That means we continually invest in them, so that the tools we offer are integrated and solve problems, all along the way.

  o Our truly global presence. We are not simply a U.S. operation with international offices. We have people and products servicing clients and their traveling employees all around the world.

  o Our innovative servicing capabilities are integrated online and off and supported by our investment in technology and infrastructure.

  o      The depth of talent and dedication of our people is outstanding.

As a result, we have a strong customer franchise worldwide.

In the U.S. as I mentioned, we serve about 70% of the Fortune 500. Worldwide, we have card relationships with more than 100,000 firms.

And we handle corporate travel for more than 50,000 companies around the world.

As I mentioned, we are the largest corporate card and corporate travel player in the U.S. We are also a leader in both businesses in every key country in which we operate in Latin America, Asia Pacific and Europe.

With such a strong customer franchise, you might conclude that the opportunities for growth are limited. That's not true here.

On the contrary, our business grows over time as we deliver more value to clients. We are selling more products and working with clients in more countries around the world. In addition, we expanded our merchant network globally, so that companies can put a wider range of their expenses on our card products.

Our strong suit is our longstanding relationships. As an example, we have been working with our top 10 corporate card clients for 15 years on average and our business with all of them has grown substantially over time.

So, despite our industry leadership, we're lean and hungry and see lots of room to grow.

Now, that I've talked about the business overall, I'd like to move to 2001. First I'll take you through the trend lines and then discuss how our strategies have strengthened our business.

I'd like to begin with a look at the trend line for our growth rates in commercial card volume - both in the U.S. and international.

We had impressive growth rates throughout the year 2000 with a slowdown starting near the end of the year. That slide continued all through 2001 and was exacerbated beginning in September.

Billing growth rates hit bottom in September but have been rebounding slowly month-by-month.

I'll make two other points:

First, the trend lines in travel have been very similar to these, and

Second, the improvement trend continued week by week in January, although we are still managing to a slower economy.

As I mentioned before, even with the sharp decline in volume, we still had a solidly profitable year. That was possible because of work begun a number of years ago to transform and strengthen our business.

That transformation took a number of different forms and can be categorized in four areas. We:

        -     Reduced risk;
        -     Reengineered aggressively;
        -     Increased online servicing, and;
        -     Reduced dependence on T&E

Let me begin with a timeline of some of these actions.

We began transforming the business with the launch of the Corporate Purchasing Card back in 1994. That move to expand our product set into a totally new expense category is already making us less dependent on T&E.

Then in 1996 we launched our first version of an interactive travel booking capability. This move provided convenience and cost savings to customers and is also helping us reengineer our travel operations.

One of our first moves in risk reduction happened in 1997 when we took action to transform the economics of our travel business by charging clients for the service we provide, when we could no longer depend on supplier commissions.

In 1999 we again used the Internet to reengineer a core process with the launch of American Express@work, which gives card clients a faster, simpler way to work with us.

All along we've been investing in high margin businesses and increasing the effectiveness of our sales force.

Now let's look at 2001. In response to volume declines, we accelerated our reengineering efforts to both reduce expenses and to grow revenues. We raised customer fees in a number of areas where we were delivering strong value, improving our margins. In addition, we accelerated some of our staff reductions as volumes began to further drop in 2001.

However we have also increased our sales force to accelerate our momentum in winning new clients. Lastly, we began a more formal global reorganization of our business in 2001 by establishing Global Card and Travel product lines.

When 2001 began we were already acting on concerns we had about the softening environment, having seen volume growth begin to slide in late 2000.

As I noted, some of our revenue reengineering included raising fees in line with value.

We also began accelerating our reengineering plans to adjust staffing levels to be in line with lower volumes and greater use of online tools in the third and fourth quarter.

In total we will have reduced our employee base by more than 5,000 people by the end of this year.

With all these moves, we expect to save more than $350 million this year.

Now let's move to the changes we've made to stabilize the economics of our travel business.

In Corporate Services we have historically been subject to two types of volatility:

The first is the cyclical nature of business travel, which does correlate to corporate profitability. I'll speak in a moment about our efforts to reduce our dependence on T&E.

The second area of volatility was our dependence on airline commission revenue.

Airline commission reductions, which began in the mid-90's and continue today, drove us to rethink the economics of business travel.


Depending on travel suppliers for revenues, rather than customers, was not sustainable in the long-term.

As a result, we re-designed our client contracts so that more of our revenues are earned from those who benefit directly from our services -- our customers.

As a result of this change in our model, the percentage of travel revenues coming from customers increased dramatically over the past three years, from 19% in 1999 to 70% in 2001.

This move has repositioned our revenue stream and lowered the risk profile of our travel business.

Early on, we recognized that interactive travel would transform the industry, and we're seeing it ramp up today.

That's because the shift to interactive travel has not only reduced our costs for service delivery, it has also lowered costs for our clients.

In fact, we believe, based on industry and client feedback, that we have some innovative advantages in online corporate travel.

For example, we built state-of-the art global servicing and implementation capabilities that automate every step in the transaction, not just the traveler end of the booking. As a result, more than 80 percent of the transactions that come through our fulfillment center require no manual intervention. And you can see in today's New York Times business travel column that out clients think highly of these services.

We've also learned how to drive employee usage by staffing our center with people who can train first time users on how to navigate their company's booking system. That way call volumes can be quickly reduced. As a result, our clients can reach high usage goals faster and see immediate cost savings.

The result is that the percent of travel transactions conducted online jumped significantly during 2001, moving to 6 percent today compared with only 1 percent, at this time last year. We believe this is likely to double this year.

More importantly, among our top ten travel accounts, the average penetration rate for online bookings is now more than 60 percent, up from less than 5 percent just one year ago.

This is particularly important because, while the revenues we earn from interactive transactions are lower, these transactions delivered more profit to our bottom line than traditional travel transactions. As you can see, interactive transactions were substantially more profitable August 2001 year to date. With the drop in volume in the fourth quarter, the difference in profit per transaction was even greater. As volumes pick up, we would expect to see substantial online travel profitability going forward.

At the same time we were rethinking servicing in travel, we began pursuing an online capability for servicing our card clients.

American Express@work has automated the daily administrative tasks clients perform to manage their card programs. An administrator can quickly make changes, such as increasing spending limits, adding or deleting a card - streamlining a process that took way too much time.

While this is a convenient service for our clients, the cost of delivering many of these services online, such as adding a cardmember, change of address, and checking a customer's balance, is also substantially lower for us.

Success in moving customers to an online servicing platform is accelerating.

      o Today, more than 86 percent of our card clients are enrolled in @work.

      o By the end of last year 53 percent of all card maintenance transactions moved online.

      o And last year shifting to online card servicing resulted in a savings of more than $16 million for us.

As Ken mentioned, as a firm we have worked hard to reduce our dependence on T&E.

In Corporate Services, we have been successful in working toward this goal in two ways.

The first was to expand the purchasing card, which includes spending on items such as office and industrial supplies.

The second was driving card use and merchant acceptance in non T&E categories such as telecom and business retail.

Our overall percentage of T&E spending in our U.S. business has been reduced from 85 percent in 1995 to 70 percent in 2001. This change in our business mix helped soften some of the impact on Corporate Services, even in a difficult year of corporate spending.

And we're taking the same approach in our international markets today.

Even with all our reengineering, including the significant staff reductions of 2001, our sales force has maintained its effectiveness.

We have achieved win-loss rates of 5.5 to 1. This is a measure of the estimated annualized card volume we win via successful bids for new accounts and expansions, compared with the volume we anticipate losing, when an account leaves us.

We've done this while both maintaining our margins and retaining a substantial portion of our customers. Our retention rates are 98.5% for global card and 92% for global travel.

Some of our recent key corporate card wins and expansions have included the global business of EDS/A.T. Kearney, IBM and Invensys.

In travel we've signed Booz-Allen Hamilton, Ford's Jaguar/LandRover division, and Pepsico Europe.

We've also signed ADP, British Petroleum and Delta Airlines for our Corporate Purchasing Card.

Many of these were account expansions and cross sells.

Our customer satisfaction levels also remain high.

On average, our client satisfaction rates are in the mid-80's indicating that they are very satisfied with both our card and travel service.

Now, I want to summarize our progress over the past few years.

In the 1990's we had a growing business that was doing well in a strong economy. However it relied heavily on supplier commissions. We operated with a high fixed cost base and made little use of the internet for servicing. And, we depended almost completely on a strong business travel industry.

Today we are positioned for growth, but our business is inherently stronger. While we are not immune to a weak economy, we are much better able to weather it now. Overall, we are healthier, and able to adapt to a wider range of economic challenges. One reason is that we have a much more stable economic model for our travel business - lower fixed costs and a more flexible, variable cost business model. It's one that does not require an economic rebound to generate profit growth.

We also have a streamlined cost base, far greater efficiencies in providing service via the internet, and a more diverse business mix with somewhat less reliance on travel and entertainment.

Now I'd like to turn to the future.

As I mentioned, we have been investing in our high margin businesses for the past several years. Historically, each of our businesses has grown above the industry average for T&E spending growth of 5 to 7 percent.

Our highest margin businesses, namely Purchase Card, Middle Market and International have done substantially better.

While we have done well in these businesses to date, they are not only high margin areas, they are still under penetrated with spending on commercial plastic.

Relatively few mid-sized firms have corporate card programs. Spending on all brands of corporate plastic by middle market firms is under 30 percent today.

Penetration of spending on all brands of corporate purchasing cards is even lower, less than 5 percent. So, there is substantial room to grow and to build on our success in the future.

In seeking to achieve the company's compounded annual hurdle rate of 12-15 percent growth in EPS on average and over time, we are pursuing three key global strategies:

        - Aggressively invest to grow our business in the under-penetrated segment of Middle Market firms.

        - Accelerate the contribution of the non T&E components of our business by:

                - Focusing on the corporate purchasing card and

                - Increasing our new business development activities

        - Finally, we will seek to strengthen our leadership position by further globalizing our business capabilities.

Let me briefly drill down on each of these.

While we do business with more than 30,000 U.S. mid-sized firms, due to the large number of firms and the relatively low penetration of overall spending they do on corporate plastic, there is a large opportunity here. We estimate that our spend percentage in 2000 as a percentage of potential middle market volume was 14% in the United States, 10% in Canada, 4% in Europe, 4% in Asia/Pacific and 15% in Latin America.

We expect to focus our efforts on a few major initiatives:

        o Increase our field sales force by 20%

        o Expand our alternative distribution channels

        o Expand use of the corporate card in emerging categories like business retail and telecom

We will also focus on key opportunity countries.

                  We will continue our growth focus in the US. This year we will also expand our presence in the UK, Germany and Australia. And, in the next few years, we expect to further expand in other promising markets such as France, Sweden, Brazil, Singapore, Mexico and Hong Kong.

We believe there is also a major opportunity to accelerate growth in the Corporate Purchasing Card.

Since 1995 Corporate Purchasing Card volume has increased 13 fold. While this growth is strong, some of you have asked me why it has not been even faster.

As I mentioned, for all players the opportunity in the purchasing card business is enormous. Spending on all corporate purchasing cards is less than 5 percent of the total U.S. opportunity. All providers underestimated the challenge of helping companies completely reengineer a complex process.

Last year we made enormous progress on two fronts: simplifying implementation and helping companies to ramp up much more quickly. We also began winning customers away from competitive programs.

This helped drive up our win loss ratio and allows us to penetrate accounts faster because the client already had begun a card-related purchasing Program.

Going forward our strategies to grow purchase card include:

-  Driving penetration in 3 Core Commodities -

       - office supplies, industrial supplies and equipment and PC hardware and software.

                  For example, we can double our Corporate Purchasing Card charge volume, if we can expand use of the Corporate Purchasing Card among existing clients so that we have 75 percent of their spend in just these three core commodities,

- Continuing to integrate the Corporate Purchasing Card into e-procurement systems.

                  We saw a 10 fold increase in the number of transactions conducted on e-procurement systems with our Corporate Purchasing Card as the payment vehicle in 2001.

- As we said earlier, only 18 percent of our existing large market corporate card clients today use our purchasing card. We have tremendous potential to cross sell those customers and capture their spend.

- Delivering new product enhancements that will differentiate us with clients.

        o We recently developed basic purchase card functionality in 24 countries and believe there is an even more significant opportunity to grow in those markets and beyond.

Beyond the Corporate Purchasing Card we are interested in pursuing other non-T&E new business opportunities.

         By assisting in the creation of new businesses, we can participate in the upside of these businesses, learn more about new business development, and most importantly, drive use of our card and travel products.

         We've had some success in the past with MarketMile, an online procurement solution for mid sized firms; and Workadia, an online intranet work environment for the employees of mid sized and larger firms.

         We also have successfully pursued new business opportunities by investing in and building alliances with new or established companies such as Zeborg and Administaff.

Our third key growth strategy is to further globalize our business capabilities, which we believe will truly differentiate us in the marketplace. Here we're looking at three primary actions.

First, we have just globalized the organizational structure of the business by product line so that we have a commercial card organization and a corporate travel organization worldwide. This approach gives us a more global product focus and allows customers to benefit from a more integrated infrastructure.

Second, we have established a single account management organization dedicated to servicing the global needs of our top 50 customers, which represent about 22 percent of our total volume. We will also be able to implement solutions, more quickly and consistently.

The third area we plan to globalize is product development. We expect to achieve even more rapid deployment and rollout of products.

These changes should enable us to improve client retention, accelerate cross selling and further leverage our key capabilities.

As we move ahead with our global growth strategies, we have set some medium term targets for middle market and purchasing card growth.

Today mid-sized accounts contribute more than 1/3 of our U.S. corporate card billings. We are setting a target of having middle market accounts contribute 50 percent of our U.S. corporate card billings, while seeking to retain all our large market clients. In fact, we still see growth opportunities there too.

In Corporate Purchasing Card we are aiming at more than doubling our global billings during the medium-term. If achieved, this would put us on a growth trajectory that is faster than the industry. And, based on our experience last year, we believe we can be successful even in a weak economic climate. We would like to have the highest private sector billings on Corporate Purchasing Cards in the U.S.

One last word about travel: Travel is essential to the way the world does business and will grow as more parts of the world open to trade. And when travel comes back, as it inevitably will, we will be in a stronger position than ever, to continue to profitably meet the demand.

Global Corporate Services is a business that has undergone a major transformation over the past few years.

I hope I have shown you some of the key actions that have strengthened our business model and given us the ability to weather the worst storm we've ever faced and come out of it in reasonably good shape.

Our experience has convinced us that we're on the right track. We continue to strengthen and reengineer our business, while focusing on new revenue opportunities, so that even if the storm persists, we can deliver profitable growth this year.

And, once the skies begin to clear, with our solid foundation and carefully crafted growth plans, I believe we can again be at the forefront of earnings growth for American Express.